Metabolix Announces 1-for-6 Reverse Stock Split

Cambridge, Massachusetts, May 26, 2015 -- Metabolix, Inc. (NASDAQ: MBLX), an advanced biomaterials company focused on sustainable solutions for the plastics industry, announced today that it will effect a 1-for-6 reverse stock split previously approved by the Company's stockholders at a special meeting held on October 30, 2014. The 1-for-6 reverse stock split will be effective as of the close of business on May 26, 2015 and the Company's common stock will begin trading on a split-adjusted basis on Tuesday, May 27, 2015.

The reverse stock split will reduce the number of shares of the Company’s common stock currently outstanding from approximately 135.5 million shares to approximately 22.6 million shares. Proportional adjustments will be made to the Company’s outstanding stock options and restricted stock units and to the number of shares issued and issuable under the Company's equity compensation plans. The number of authorized shares of the Company's common stock will remain 250 million shares.
The reverse stock split is intended to increase the market price per share of the Company’s common stock to allow the Company to maintain the listing of its common stock on The NASDAQ Capital Market. The Company's common stock will continue to trade on The NASDAQ Capital Market under the symbol "MBLX." The new CUSIP number for the common stock following the reverse stock split will be 591018 882.
Information for Stockholders
Upon the effectiveness of the reverse stock split, each six (6) shares of the Company's issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, par value $0.01 per share. The reverse stock split will not modify the rights or preferences of the common stock. No fractional shares of common stock will be issued as a result of the reverse split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing price of Metabolix common stock on May 22, 2015, by (ii) the number of shares of common stock held by the stockholder that would otherwise have been exchanged for such fractional share interest.
The Company's transfer agent, American Stock Transfer & Trust Company, LLC, will act as its exchange agent for the reverse stock split. American Stock Transfer & Trust Company, LLC will provide stockholders of record holding certificates representing pre-split shares of the Company’s common stock as of the effective date a letter of transmittal providing instructions for the exchange of shares. Registered stockholders holding pre-split shares of the Company’s common stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers' particular processes, and will not be required to take any action in connection with the reverse stock split. American Stock Transfer & Trust Company, LLC can be reached at (877) 248-6417 or (718) 921-8317.
Additional information about the reverse stock split can be found in the Company's definitive proxy statement filed with the Securities and Exchange Commission on October 6, 2014, a copy of which is available at www.sec.gov or at www.metabolix.com under the SEC Filings tab located on the Investors page.

About Metabolix
Metabolix, Inc. is an innovation-driven specialty materials company focused on delivering high-performance biopolymer solutions to customers in the plastics industry. Metabolix's Mirel® biopolymers, which are derived from renewable resources, are a family of biobased performance additives and specialty resins based on PHA (polyhydroxyalkanoates). Metabolix's proprietary biotechnology platform enables the creation of specialty biopolymers for use in a broad range of applications such as construction and packaging materials, as well as industrial, consumer and personal care products.
Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical, including, without limitation, statements regarding the Company's expectations for the impact of the reverse split on the market price of the Company’s stock constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Metabolix's filings with the Securities and Exchange Commission, including its 10-K for the year ended December 31, 2014 filed on March 25, 2015. Metabolix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

For more information, please visit www.metabolix.com. (MBLX-G)

Metabolix Contact:
Lynne H. Brum, (617) 682-4693, LBrum@metabolix.com